THIS 10% CONVERTIBLE DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS 10% CONVERTIBLE DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS. THIS 10% CONVERTIBLE DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS 10% CONVERTIBLE DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS 10% CONVERTIBLE DEBENTURE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS 10% CONVERTIBLE DEBENTURE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO RICKS CABARET INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


CERTIFICATE: RCI-10% C.D. NO. 001
             --------------------


                            10% CONVERTIBLE DEBENTURE
                                       OF
                       RICK'S CABARET INTERNATIONAL, INC.

     FOR VALUE RECEIVED, RICK'S CABARET INTERNATIONAL, INC., a Texas corporation with its principal office located at 10959 Cutten Road, Houston, Texas 77066 (the "COMPANY"), unconditionally promises to pay to Fairfield Investment Group, LLC, a Delaware limited liability company, whose address is 47 Summit Avenue, Summit, New Jersey 07901, or the registered assignee, upon presentation of this 10% Convertible Debenture (the "DEBENTURE") by the registered holder hereof (the "HOLDER") at the office of the Company, the principal sum of $1,000,950 (the "PRINCIPAL AMOUNT"), together with any accrued and unpaid interest thereon, subject to the terms and conditions set forth below, on February 1, 2009 (the "MATURITY DATE"), if not sooner paid. The date of execution and issuance of this Debenture is February 6, 2006 ("DATE OF ISSUANCE").

     The  following  terms  shall  apply  to  this  Debenture:

     1.     SCHEDULE  FOR  PAYMENT  OF  PRINCIPAL  AND  INTEREST.
            ----------------------------------------------------

     The Company shall pay to the Holder three (3) initial payments of interest only on the Principal Amount outstanding hereunder, in cash, quarterly, in arrears, at the rate of ten percent (10%) per annum from the Date of Issuance, commencing with the first quarterly payment due May 1, 2006 and quarterly payments thereafter due on the first day of August, 2006 and November, 2006 ("INTEREST PAYMENT DATE"), and, thereafter, the Company shall pay to the Holder the Principal Amount of this Debenture and all interest accrued thereon, but not yet paid, in nine (9) equal quarterly payments commencing on February 1, 2007, and continuing thereafter on the first day of May, August, November and February until the outstanding Principal Amount of this Debenture has been paid in full.

     2.     PAYMENT.  Payment  of  any sums due to the Holder under the terms of
            -------
this Debenture shall be made in United States Dollars by wire transfer. Payment shall be made in accordance with the written wire transfer instructions provided to the Company by the Holder from time to time and appearing in the records of the Company. If any payment hereunder would otherwise become due and payable on a day on which banks are closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas ("BUSINESS DAY"). The forwarding of such funds shall constitute a payment of outstanding principal and/or interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment.

     3.     THE COMPANY'S OPTION TO REDEEM.  At any time after 366 days from the
            ------------------------------
Date of Issuance, this Debenture will be subject to redemption at the option of the Company, in whole or in part, at 100% of the principal face amount of the Debenture redeemed plus any accrued and unpaid interest (the "REDEMPTION AMOUNT") on the Redemption Payment Date (as hereinafter defined), at any time and from time to time, upon not less than 10 nor more than 20 days notice to the Holder.

     After 366 days from the Date of Issuance, the Company shall have the right to deliver to the Holder, as provided for in Section 20 hereof, a written Notice of Redemption (the "NOTICE OF REDEMPTION") specifying the date for the redemption (the "REDEMPTION PAYMENT DATE"), which date shall be at least 10 but not more than 20 days after the date of the Notice of Redemption (the "REDEMPTION PERIOD") and shall state the portion of the Principal Amount thereof to be redeemed. The Notice of Redemption when given in the manner herein provided in Section 20 shall be conclusively presumed to have been duly given, whether or not the Holder received the Notice of Redemption. A Notice of Redemption shall not be effective with respect to any portion of this Debenture for which the Holder has previously delivered a Notice of Conversion (as hereinafter defined) or for conversions elected to be made by the Holder pursuant to Section 4 during the Redemption Period. The Redemption Amount shall be determined as if the Holder's conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. A new debenture in the principal amount equal to the unredeemed portion thereof, if any, also will be issued in the name of the Holder upon cancellation of the original Debenture. After the Redemption Payment Date, unless the Company shall default in the payment of the Redemption Amount, interest will cease to accrue on the Debenture or the portion thereof called for redemption. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice shall be null and void.

     Notwithstanding anything else contained herein to the contrary, in no event shall a partial Redemption Amount be for less than a principal amount of $100,000 without the express written consent of the Holder.

     4.     CONVERSION  RIGHTS  OF  HOLDER.
            ------------------------------

          (a)     Conversion.  The Holder of this Debenture will have the right,
                  ----------
at the Holder's option, to convert all or any portion of the Principal Amount hereof and any accrued but unpaid interest thereon into shares of common stock, par value $.01 per share of the Company ("Common Stock") at any time prior to the Maturity Date (unless earlier redeemed or otherwise paid) at the conversion price of $4.75 per share (the "CONVERSION PRICE") (subject to adjustment as described herein). The right to convert the Principal Amount or interest thereon of this Debenture called for redemption will terminate at the close of business on the business day prior to the Redemption Payment Date for such Debenture, unless the Company subsequently fails to pay the applicable Redemption Amount. The shares of Common Stock to be issued upon such conversion are hereinafter referred to as the "CONVERSION SHARES".

          (b)     Mechanics  of  Holder's  Conversion.  In  the  event  that the
                  -----------------------------------
Holder elects to convert this Debenture into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to the Company. The Notice of Conversion shall (i) provide a breakdown in reasonable detail of the Principal Amount and accrued interest that is being converted, (ii) state the denominations in which such Holder wishes the certificate or certificates for the Conversion Shares to be issued and (iii) surrender this Debenture to the Company. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Company shall make the appropriate reduction to the Principal Amount and accrued interest as entered in its records and shall provide written notice thereof to the Holder within five (5) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent as soon as practicable thereafter, to cause to be issued and delivered to the Holder certificates for the number of full shares of Conversion Shares to which such Holder shall be entitled as aforesaid and, if necessary, the Company shall cause to be issued and delivered to the Holder a new debenture representing any unconverted portion of this Debenture. The Company shall not issue fractional Conversion Shares upon conversion, but the number of Conversion Shares to be received by any Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment of the remaining principal amount by a Company check. In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

          (c)     Adjustment  Provisions.  The  Conversion  Price and number and
                  ----------------------
kind of shares or other securities to be issued upon conversion pursuant to this Debenture shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

               (i)     Reclassification.  In  case  of  any  reclassification,
                       ----------------
consolidation or merger of the Company with or into another entity or any merger of another entity with or into the Company, or in the case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), each Debenture then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a Holder of the number of shares of Common Stock into which such Debenture and the accrued and unpaid interest thereon was convertible immediately prior thereto, after giving effect to any adjustment event.

               (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a subdivision or split of Common Stock, or by the declaration of a dividend on the Common Stock, which dividend is wholly or partially in the form of additional shares of Common Stock or any other securities of the Company, then immediately after the effective date of such subdivision or split-up, or the record date with respect to such dividend, as the case may be, the Conversion Price shall be appropriately reduced so that the holder of this Debenture thereafter exchanged shall be entitled to receive the percentage of shares of Common Stock which such holder would have owned immediately following such action had this Debenture been exchanged immediately prior thereto;

               (iii) If the number of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Stock or reverse split, then, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of this Debenture thereafter exchanged shall be entitled to receive the percentage of shares of Common Stock which such holder would have owned immediately following such action had this Debenture been exchanged immediately prior thereto;

               (iv)     Cash  Dividend.  If  within the first 366 days after the
                        --------------
Date of Issuance the Company makes a partial cash dividend or a dividend that is paid entirely in cash to its shareholders, the dividend amounts paid per share in cash on all issued and outstanding shares shall reduce the per share Conversion Price set for in section 4(a) above by an equivalent amount.

          (d)     Issuance  of  New  Debenture.  Upon  any partial conversion of
                  ----------------------------
this Debenture, a new Debenture containing the same date and provisions of this Debenture shall be issued by the Company to the Holder for the principal balance of this Debenture and interest which shall not have been converted or paid. The Holder shall not pay any costs, fees or any other consideration to the Company for the production and issuance of a new debenture.

          (e)     Reservation of Shares.  The Company shall at all times reserve
                  ---------------------
for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the full conversion of the Debenture, the full number of shares of Common Stock deliverable upon the conversion of the Debenture from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Texas, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of the Debenture.

     5.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.  The  Company
            --------------------------------------------------
represents  and  warrants  to  the  Holder  that:

          (a)     Organization.  The  Company  is  validly  existing and in good
                  ------------
standing under the laws of the state of Texas and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary or advisable, except where the failure to do so would not have a material adverse effect on the Company.

          (b)     Power  and Authority.   The Company has the requisite power to
                  --------------------
execute, deliver and perform this Debenture, and to consummate the transactions contemplated hereby. The execution and delivery of this Debenture by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.
This Debenture has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

     6.     EVENTS  OF DEFAULTS AND REMEDIES.  The following are deemed to be an
            --------------------------------
event of default ("EVENT OF DEFAULT") hereunder: (i) the failure by the Company to pay any installment of interest on the Debenture as and when due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal on the Debenture when and as the same becomes due and payable, as set forth above, at maturity, by acceleration or otherwise, (iii) the failure of the Company to perform any conversion of Debenture required under the Debenture and the continuance of any such failure for 10 days, (iv) the failure by the Company to observe or perform any other covenant or agreement contained in the Debenture and the continuance of such failure for a period of 30 days after the written notice is given to the Company by the Holders, (v) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; or (vi) a default in the payment of principal or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any indebtedness for borrowed money of the Company with an aggregate principal amount in excess of $500,000 and (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $500,000, at any one time rendered against the Company and not stayed, bonded or discharged within 75 days.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above with respect to the Company), then in every such case, unless the Principal Amount of the Debenture shall have already become due and payable, the Holder of the Debenture then outstanding, by notice in writing to the Company (an "Acceleration Notice"), may declare all principal and accrued and unpaid interest thereon to be due and payable immediately. If an Event of Default specified in clause (v) above occurs with respect to the Company, all principal and accrued and unpaid interest thereon will be immediately due and payable on the Debenture without any declaration or other act on the part of the Holder. The Holder may rescind such acceleration if the existing Event of Default has been cured or waived.

     7.     LIMITATION  ON  MERGER, SALE OR CONSOLIDATION.  The Company may not,
            ---------------------------------------------
directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either
(a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation or limited liability company organized under the laws of any state of the United States and expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Debenture.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation or limited liability company formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Debenture with the same effect as if such successor corporation or limited liability company had been named therein as the Company, and the Company will be released from its obligations under the Debenture, except as to any obligations that arise from or as a result of such transaction.

     8.     REGISTRATION  RIGHTS.
            ---------------------

          (a) On or prior to thirty (30) days after the Date of Issuance of this Debenture, the Company shall prepare and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, S-3 or other similar form, to register for re-sale, from time to time by the Holder, all of the shares into which the Debenture may be converted. The Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act of 1933, as amended (the "Act") as promptly as is practicable and to keep the Registration Statement continuously effective under the Act for a period of the earlier of (i) two years from the effective date or (ii) until all of the shares which were registered for resale have been sold.

          (b) From time to time, the Company shall prepare and file with the Commission a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or any other required document, so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provide the Holder copies of any documents filed in such numbers as the Holder shall reasonably request; and inform the Holder that the Company has complied with its obligations and that the Registration Statement and related Prospectus may be used for the purpose of selling all or any of such securities (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Holder to that effect, will use its best efforts to secure promptly the effectiveness of such post-effective amendment and will immediately so notify the Holder when the amendment has become effective).

     9.     NO  PERSONAL  LIABILITY  OF  SHAREHOLDERS,  OFFICERS, DIRECTORS.  No
            ---------------------------------------------------------------
recourse shall be had for the payment of the principal or the interest on this Debenture, or for any claim based thereon, or otherwise in respect thereof, or based on or in respect of any Debenture supplemental thereto, against any incorporator, stockholder, officer, or director (past, present, or future) of the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

     10.     LISTING  OF REGISTERED HOLDER OF DEBENTURE.  This Debenture will be
             ------------------------------------------
registered as to principal in the Holder's name on the books of the Company at its principal office in Houston, Texas, after which no transfer hereof shall be valid unless made on the Company's books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

     11.     HOLDER  OF  DEBENTURE  NOT  DEEMED  A STOCKHOLDER.  With respect to
             -------------------------------------------------
shares for which conversion rights remain unexercised and outstanding in accordance with Section 4 hereof, no Holder, as such, of this Debenture shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Debenture be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

     12.     WAIVER OF DEMAND, PRESENTMENT, ETC.  Anything else contained herein
             ----------------------------------
to the contrary notwithstanding, the Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     13.     ATTORNEY'S FEES.  The Company agrees to pay all costs and expenses,
             ---------------
including without limitation reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Debenture or in enforcing any of Holder's conversion rights as described herein.

     14.     ENFORCEABILITY.  In case any provision of this Debenture is held by
             --------------
a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

     15.     INTENT TO COMPLY WITH USURY LAWS.  In no event will the interest to
             --------------------------------
be paid on this Debenture exceed the maximum rate provided by law. It is the intent of the parties to comply fully with the usury laws of the State of Texas; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Debenture, in no event shall such Debenture require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under Texas law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of Texas. If any excess of interest is unintentionally contracted for, charged or received under this Debenture, or in the event the maturity of the indebtedness evidenced by the Debenture is accelerated in whole or in part, or in the event that all of part of the Principal Amount or interest of this Debenture shall be prepaid, so that the amount of interest contracted for, charged or received under this Debenture, on the amount of the Principal Amount actually outstanding from time to time under this Debenture shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder's option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Debenture which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Debenture evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holders in connection with this Debenture.

     16.     GOVERNING  LAW;  CONSENT  TO JURISDICTION.  This Debenture shall be
             -----------------------------------------
governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of laws provisions thereof. In any action between or among any of the parties, whether rising out of this Debenture or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and/or state courts located in Harris County, Texas.

     17.     AMENDMENT  AND  WAIVER.  Any waiver or amendment hereto shall be in
             ----------------------
writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

     18.     RESTRICTIONS  AGAINST  TRANSFER  OR  ASSIGNMENT.
             -----------------------------------------------

          (a) This Debenture may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the registered Holder hereof, in whole or in part, unless and until either (i) the Debenture has been duly and effectively registered for resale under the Act and under any then applicable state securities laws; or (ii) the registered Holder delivers to the Company a written opinion acceptable to its counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition. The Company has the absolute right, in its sole discretion, to approve or disapprove such transfer. Any transfer otherwise permissible hereunder shall be made only at the principle office of the Company upon surrender of this Debenture for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Debenture or Debentures will be issued to the transferee in exchange therefor. The transferee of this Debenture shall be bound by the provisions of this Debenture. The register of the transfer of this Debenture shall occur upon the delivery of this Debenture, endorsed by the registered Holder or his duly authorized attorney, signature guaranteed, to the Company or its transfer agent. Each Debenture instrument issued upon the transfer of this Debenture shall have the restrictive legend contained herein conspicuously imprinted on it.


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
          (b) In the event the Company successfully effects registration of the Common Stock into which this Debenture is convertible, the Company may stop or prevent the transfer of such Common Stock for a period not to exceed 60 days in the event the Company files a registration statement for the sale of its securities, and for an indefinite period of time if the Company, in its sole but commercially reasonable discretion, believes that such security holder has material non-public information.

     19.     ENTIRE  AGREEMENT; HEADINGS.  This Debenture constitutes the entire
             ---------------------------
agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Debenture.

     20.     NOTICES.  All  notices and other communications provided for herein
             -------
shall be in writing and shall be deemed to have been duly given if delivered personally, transmitted by facsimile transmission (fax) or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:


          (a)     If  to  the  Company,  to  it  at  the  following  address:

                                10959 Cutten Road
                              Houston, Texas 77066
                                Attn: Eric Langan
                               (fax) 281-397-6765

          (b)     With  a  copy  to:

                                Robert D. Axelrod
                           Axelrod, Smith & Kirshbaum
                          5300 Memorial Drive, Ste. 700
                              Houston, Texas 77007
                               (fax) 713-552-0202


          (c) If to registered Holder, then to the address listed on the front of this Debenture, unless changed, by notice in writing as provided for herein.

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.


     IN WITNESS WHEREOF, Ricks Cabaret International, Inc. has caused this 10% Convertible Debenture to be duly executed in its corporate name by the manual signature of its President.

Dated:  February  6,  2006.

                                        RICK'S  CABARET  INTERNATIONAL,  INC.

                                        /s/  Eric  Langan
                                        ----------------------------------------
                                        Eric  Langan,
                                        President  and  Chief  Executive Officer


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